Exhibit 31.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER

I, Nicholas C. Taylor, certify that:

1.	I have reviewed this amended report on Form 10-K/A of Mexco Energy Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

July 30, 2026	/s/ Nicholas C. Taylor
Nicholas C. Taylor
Chief Executive Officer